SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934.
Filed by the Registrant		[X]
Filed by Party other than the Registrant		[ ]

[X]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only [as permitted by Rule 14a-6(e)(2)]
[ ]	Definitive Information Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

MEDUSA STYLE CORPORATION
(Exact name of Registrant as specified in its charter.)

Commission File number 000-50480

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MEDUSA STYLE CORPORATION
580 Hornby Street, Suite 210
Vancouver, British Columbia Canada V6C 3B6

INFORMATION STATEMENT
INTRODUCTION

This information statement is being mailed or otherwise furnished to stockholders of Medusa Style Corporation, a Nevada corporation (the "Company") in connection with the prior receipt by the Board of Directors of approval by written consent of the holders of a majority of the Company's common stock, of a proposal (the "Proposal") to approve an amendment (the "Amendment") to the Articles of Incorporation to change the name of the Company to En2Go International Inc.

The Board of Directors believes that it is advisable and in the best interests of the Company to change the name of the Company to reflect a change in its operational direction as a result of the entering into of the Share Exchange Agreement (“Agreement”) with En2Go, Inc.

Upon the Closing of the Agreement, the Company's business will be in the creation of high-end, innovative desktop applications. These applications will be used to promote our own content and projects, and to also create custom versions of the software for other entertainment projects.

This information statement is being first sent to stockholders on or about June · 2007. The Company anticipates that the amendment will become effective on or about June ·, 2007, twenty-one (21) days after mailing.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Vote Required

The proposed amendment requires the approval of a majority of the outstanding shares of common stock. Each holder of common stock is entitled to one (1) vote for each share held. The record date for the purpose of determining the number of shares outstanding and for determining stockholders entitled to vote, is the close of business on June ·, 2007 (the "Record Date"). As of the record date, the Company had Twenty-One Million (21,000,000) shares of common stock issued and outstanding. Holders of the shares have no preemptive rights. All outstanding shares are fully paid and nonassessable. The transfer agent for the common stock is Signature Stock Transfer Inc. and its address is 1 Preston Park, 2301 Ohio Drive, Suite 100, Plano, Texas 75093.

Meeting Not Required

Nevada Revised Statutes 78.320(2) provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by the stockholders holding at least a majority of the voting power.

Furnishing Information

This information statement is being furnished to all holders of common stock of the Company. The Company's Form 10-KSB for the period ending August 31, 2006 and subsequent reports filed with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission web site at www.sec.gov in the Edgar Archives and are incorporated herein by reference. The Company is presently current in the filing of all reports required to be filed by it.

Dissenters Rights of Appraisal

There are no dissenter's rights of appraisal applicable this action to change the name of the Company.

Proposals by Security holders

No security holders entitled to vote have transmitted any proposals to be acted upon by the Company.

Security Ownership of Certain Beneficial Owner and Management

The following table sets forth, as of the date of this annual report, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The stockholder listed below has direct ownership of his/her shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address	Number of	Percentage of
Beneficial Ownership	Shares	Ownership

Bruce Schmidt	300,000	1.43%

All Officers and Directors as a	300,000	1.43%
Group (1 person)

Janis Douville [1]	14,700,000	70.00%

     The persons named above may be deemed to be a “parent” and “promoter” of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his/its direct and indirect stock holdings.

[1] Janis Douville was a former Director and Officer of our Company.

The Company is a publicly traded company. Its shares are traded on the Bulletin Board operated by the National Association of Securities Dealers under the symbol "MSYL." The Company had 21,000,000 shares of common stock outstanding on June · 2007. Of the 21,000,000 shares of common stock outstanding 6,000,000, shares are free trading and 15,000,000 shares are restricted securities as that term is defined in Rule 144 of the Securities Act of 1933.

PROPOSAL TO CHANGE THE NAME OF THE COMPANY

The Board of Directors believes that it is advisable and in the best interests of the Company to change the name of the Company to reflect a change in its operational direction as a result of the entering into of the Share Exchange Agreement (“Agreement”) with En2Go, Inc.

Reasons for the Proposal

Medusa Style Corporation has entered into a Share Exchange Agreement with En2Go, Inc. to acquire 100% of the issued and outstanding capital of En2Go in exchange for 38,550,000 shares of Medusa’s common stock. 27,800,000 shares will be newly issued restricted shares. 10,750,000 shares will be transferred and delivered on Closing from Janis Douville, a current shareholder and former Director and

Officer. Upon the Closing of the Agreement, the Company’s business will be in the creation of high-end, innovative desktop applications. These applications will be used to promote our own content and projects, and to also create custom versions of the software for other entertainment projects.

The Company decided to change its name from Medusa Style Corporation to En2Go International Inc. to better identify the Company and its new focus and direction.

Vote Obtained

On June 11, 2007, the following persons executed a written consent approving the amendment to the Company's Articles of Incorporation to change the name of the Company to En2Go International Inc.:

Name of Direct and	Number of	Percentage of
Beneficial Owner	Shares	Ownership

Janis Douville	14,700,000	70%

Certain Matters Related to the Proposal

The amendment to the articles of incorporation will become effective upon filing with the Secretary of State of Nevada. It is anticipated that the foregoing will take place twenty-one (21) days after this information statement is mailed to the Company's shareholders.

By Order of the Board of Directors

Bruce Schmidt

BY:    Bruce Schmidt
          Bruce Schmidt, sole member of the Board of Directors